Infrastructure Developments Corp. Quoted on the OTC Bulletin Board®

Salt Lake City, Utah, March 7, 2011 -- Infrastructure Developments Corp. (OTCBB: IDVC) wishes to advise shareholders that its common stock resumed quotation on the OTC Bulletin Board® as of March 4, 2011.

The OTC Bulletin Board® (OTCBB) is a regulated quotation service for fully reporting public companies that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities.

Infrastructure is also quoted on the OTCQB under the symbol IDVC: OTCQB. The OTCQB is the middle tier of the OTC Market Group platform that is reserved for fully reporting issuers that are quoted on the OTCBB or the OTC Market Group system or both.

About Infrastructure Developments Corp.:

Infrastructure is an engineering and construction services company that services an underserved niche in the global project management spectrum, targeting specialized projects and subcontracts that are too small to attract giant multinational firms, but which still require world class engineering expertise. Staffed by key personnel with decades of experience in performing work for the US Department of Defense and the US Department of State, Infrastructure is familiar with the complex requirements of government contracts and the unusual challenges of performing high-standard work in challenging environments.

Forward-Looking Statements:

A number of statements contained in this press release are forward-looking statements. These forward-looking statements involve a number of risks and uncertainties including (i) our ability to procure and successfully complete design-build and management projects, (ii) competitive market conditions, and (iii) our prospects for securing additional sources of financing as required. The actual results that Infrastructure may achieve could differ materially from any forward-looking statements due to such risks and uncertainties. Infrastructure encourages the public to read the information provided here in conjunction with its most recent filings on Form 10-Q and Form 10-K. Infrastructure's public filings may be viewed at www.sec.gov.

Contact:

Infrastructure Developments Corp.

Thomas Morgan, CEO

202.579.9472

trmorgan@idvcinc.com

www.idvcinc.com

Morningstar Corporate Communications

Chris Dove, President

888.876.9995

info@mscorpcommunications.com

www.mscorpcommunications.com